UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2009

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	0-29786	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01             Regulation FD Disclosure

On November 10, 2009, Mines Management, Inc. (the “Company”) issued a press release announcing its intention to offer 6 million shares of its common stock for sale pursuant to a registration statement filed with the United States Securities and Exchange Commission (the “SEC”). A copy of the press release is attached to this report as Exhibit 99.1

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated November 10, 2009.

Cautionary Statement

With the exception of historical matters, the matters discussed herein include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2009

Mines Management, Inc.

	By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 10, 2009.